UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Helix BioMedix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 6, 2007

Dear Stockholder:

The board of directors and management of Helix BioMedix, Inc. cordially invite you to attend the Annual Meeting of Stockholders of Helix BioMedix, Inc., which will be held on May 17, 2007 at 8:00 A.M. local time, at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington 98101.

The enclosed notice of the annual meeting and proxy statement describe the matters to be acted upon by Helix BioMedix stockholders. In addition, the proxy statement contains information about the role and responsibilities of the board of directors and its committees.

Your vote is very important. Therefore, whether or not you plan to attend the annual meeting in person, please complete, sign, date and return the enclosed proxy, in the return-addressed envelope provided, to Computershare Trust Company, N.A., 1745 Gardena Avenue, Suite 200, Glendale, California 91204. If you attend the meeting and wish to vote in person, you may do so even though you have previously sent a proxy.

Sincerely,

R. STEPHEN BEATTY
President and Chief Executive Officer

HELIX BIOMEDIX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 17, 2007
8:00 A.M. Local Time

Notice is hereby given that the Annual Meeting of Stockholders of Helix BioMedix, Inc., a Delaware corporation, will be held on May 17, 2007 at 8:00 A.M. local time, at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington 98101 for the following purposes:

1. To elect three Class I directors, to serve until the 2010 annual meeting of stockholders or until such directors’ successors are elected and qualified;

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3. To transact any other business which may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 19, 2007 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. Stockholders are cordially invited to attend the meeting in person. For ten days prior to and throughout the annual meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the offices of Helix BioMedix, Inc. at the address set forth below.

By Order of the Board of Directors,

R. Stephen Beatty
President and Chief Executive Officer

Helix BioMedix, Inc.
22118 20th Avenue S.E., Suite 204
Bothell, Washington 98021

April 6, 2007

IMPORTANT:  Please fill in, date, sign and return the enclosed proxy in the return-addressed envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may vote in person, if you wish to do so, even though you have previously sent in your proxy. Return proxies to Computershare Trust Company, N.A., 1745 Gardena Avenue, Suite 200, Glendale, California 91204.

PROXY STATEMENT FOR 2007 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
COMPENSATION OF EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS AND NOMINATIONS
OTHER MATTERS
ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-KSB

HELIX BIOMEDIX, INC.

PROXY STATEMENT FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited by the board of directors of Helix BioMedix, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on May 17, 2007 at 8:00 A.M. local time, and at any adjournment or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

These proxy solicitation materials were first mailed on or about April 6, 2007 to stockholders entitled to vote at the annual meeting.

Record Date and Outstanding Shares

Only stockholders of record at the close of business on March 19, 2007 (the “record date”) are entitled to notice of and to vote at the annual meeting. Our only outstanding securities entitled to vote at the annual meeting are shares of common stock, par value $0.001 per share. As of the record date, 22,788,863 shares of common stock were issued and outstanding.

Solicitation and Revocability of Proxies

Proxies may be solicited by our officers, directors and regular supervisory employees, none of whom will receive any additional compensation for their services. Solicitation of proxies may be made personally or by mail, telephone, telecopy or messenger. All costs of solicitation of proxies will be paid by us.

Any stockholder granting a proxy has the power to revoke or change it at any time before it is exercised. A proxy may be revoked either by (i) filing with our Secretary prior to the annual meeting, at our principal offices, either a written revocation or duly executed proxy bearing a later date or (ii) attending the annual meeting and voting in person, regardless of whether a proxy has previously been given. Attendance at the annual meeting will not revoke a stockholder’s proxy unless the stockholder votes in person.

Quorum and Voting

At the annual meeting, the inspector of elections will determine the presence of a quorum and tabulate the results of the voting by stockholders. Under Delaware law and our bylaws, a quorum, consisting of a majority of the outstanding shares entitled to vote, must be represented in person or by proxy to elect directors and to transact any other business that may properly come before the meeting. Abstentions and broker non-votes will be included for the purpose of determining the presence of a quorum at the annual meeting. Broker non-votes occur when a person holding shares in street name, meaning through a bank or brokerage account, does not provide instructions as to how his or her shares should be voted and the bank or broker does not have discretion to vote those shares or, if the bank or broker has discretion to vote the shares, does not exercise that discretion.

The holders of our common stock are entitled to one vote per share on all matters on which they are entitled to vote.

The nominees for election to the board of directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, will be elected to the board of directors. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote for nor a vote against the nominee and thus will have no effect on the outcome. Stockholders are not entitled to cumulate votes in the election of directors. Approval of all other matters that properly come before the annual meeting, including the proposal to ratify the appointment of our independent registered public accounting firm, requires the vote of a majority of the votes cast with respect to each of such matters. Abstentions and broker non-votes will have no effect on the outcome of these matters.

All shares entitled to vote and represented by properly submitted, unrevoked proxies received prior to the annual meeting will be voted at the annual meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly submitted proxy, the shares represented by that proxy will be voted as recommended by the board of directors. If any other matters are properly presented for consideration at the annual meeting, including, for example, consideration of a motion to adjourn the annual meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any matters other than the election of directors and the ratification of our independent registered public accounting firm will be presented at the annual meeting.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid by us during the year ended December 31, 2006 to (i) our chief executive officer, (ii) the two most highly compensated executive officers other than the chief executive officer who were serving as executive officers at the end of 2006 and whose total compensation for 2006 exceeded $100,000 in the aggregate and (iii) David S. Drajeske, our former Vice President of Business Development, for whom disclosure would have been provided pursuant to clause (ii) above but for the fact that he was not serving as an executive officer at the end of 2006 (collectively, the “named executive officers”).

							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)	($)	($)(2)	($)	($)	($)(3)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

R. Stephen Beatty	2006	367,500	—	—	125,420	—	—	6,600	499,520
President and CEO
Timothy Falla	2006	252,500	—	—	69,678	—	—	6,600	328,778
Chief Scientific Officer
David Drajeske	2006	157,500	—	—	53,696	—	—	104,725	315,921
Vice President Business Development
David Kirske	2006	195,000	—	—	98,324	—	—	5,850	299,174
Vice President and Chief Financial Officer

(1)	The amounts in column (c) include salary increases approved by the compensation committee in August 2005 in connection with its mid-year executive compensation review process. These increases were contingent on consummation of certain pending financing activities, which were concluded in March 2006. The increases were effected retroactive to July 1, 2005. The amounts paid in 2006 in satisfaction of the increases with respect to the period from July 1, 2005 to December 31, 2005 were as follows: Mr. Beatty, $27,500; Dr. Falla, $12,500; Mr. Drajeske, $15,000; and Mr. Kirske, $15,000.

(2)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R, of awards pursuant to the Helix BioMedix, Inc. 2000 Stock Option Plan and thus include amounts from awards granted prior to 2006. Assumptions used in the calculation of these amounts are included in Note 1 (Summary of Significant Accounting Policies) to our audited financial statements for the fiscal year ended December 31, 2006, under the heading “Stock-Based Compensation,” which financial statements are included in our Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 26, 2007. No option awards were made to any named executive officer in 2006.

(3)	The amounts in column (i) consist of: (A) company contributions under our 401(k) plan in the following amounts: Mr. Beatty, $6,600; Dr. Falla, $6,600; Mr. Drajeske, $4,725; and Mr. Kirske, $5,850; and (B) severance in the amount of $100,000 paid or accrued to Mr. Drajeske in 2006 pursuant to the separation agreement described below in the section titled “Executive Employment Agreements and Termination of Employment Arrangements.”

Executive Employment Agreements and Termination of Employment Arrangements

We entered into an employment contract with R. Stephen Beatty as President and Chief Executive Officer commencing July 1, 2003. Pursuant to the agreement, Mr. Beatty receives an annual base salary in the amount of $340,000 and was granted an option to purchase up to 324,000 shares of our common stock at $1.00 per share, which was fully vested as of July 1, 2006. This option expires on June 30, 2013. Pursuant to the agreement, Mr. Beatty was also issued a warrant to purchase up to 60,000 shares of our common stock at $0.25 per share, which he has since exercised in full. Upon termination of the employment relationship by us without cause or by Mr. Beatty with good reason (each as defined in the employment agreement), we are obligated to pay to Mr. Beatty any unpaid annual base salary, any amount due but not paid under any of our incentive compensation plans, earned but unused vacation and bonuses due, if any, for services already performed to the effective date of termination of the employment relationship, and a severance payment equivalent to six months’ base salary.

We also entered into an employment agreement with Timothy J. Falla, Ph.D., our Chief Scientific Officer, commencing July 1, 2003. Pursuant to the agreement, Dr. Falla receives an annual base salary in the amount of $240,000 and was issued an option to purchase 180,000 shares of our common stock at $1.00 per share, which was fully vested as of July 1, 2006. This option expires on June 30, 2013. Pursuant to the agreement, Dr. Falla was also issued a warrant to purchase up to 50,000 shares of our common stock at $0.25 per share. This warrant expires on July 1, 2013. Upon termination of the employment relationship by us without cause or by Dr. Falla for good reason (each as defined in the employment agreement), we are obligated to pay to Dr. Falla any unpaid annual base salary, any amount due but not paid under any of our incentive compensation plans, earned but unused vacation and bonuses due, if any, for services already performed to the effective date of termination of employment, and a severance payment equivalent to three months’ base salary.

Effective as of July 1, 2004, we entered into an employment agreement with David H. Kirske, our Vice President and Chief Financial Officer. Pursuant to the agreement, Mr. Kirske is paid an annual base salary in the amount of $180,000. Also pursuant to this agreement, Mr. Kirske was granted an option to purchase 180,000 shares of our common stock at $1.80 per share, vesting every six months, in six equal installments, with the first installment vesting on December 31, 2004. This option expires on August 12, 2014. Upon termination of the employment relationship by us without cause (as defined in the employment agreement) during the first three years of Mr. Kirske’s employment under the agreement, we are obligated to pay to Mr. Kirske a severance payment equivalent to six months’ base salary.

Effective as of July 1, 2004, we entered into an employment letter agreement with David S. Drajeske, our Vice President of Business Development. Pursuant to the agreement, Mr. Drajeske was paid an annual base salary equal to $180,000 and received a $25,000 signing bonus. Also pursuant to this agreement, Mr. Drajeske was granted an option to purchase 180,000 shares of our common stock at $1.80 per share. On October 12, 2006, we entered into a separation agreement and release with Mr. Drajeske whereby we and Mr. Drajeske agreed to (a) terminate the employment letter agreement and (b) discontinue Mr. Drajeske’s employment relationship effective as of October 15, 2006. Pursuant to the terms of the separation agreement, we agreed to pay Mr. Drajeske a severance payment in the aggregate amount of $100,000, payable in six equal monthly installments. We also agreed that the vested options to purchase up to 164,444 shares of our common stock that were held by Mr. Drajeske as of October 15, 2006 would terminate on October 15, 2009, and that all unvested options held by him would terminate as of October 15, 2006. In exchange, pursuant to our standard separation policy, Mr. Drajeske agreed, among other things, to release us from certain claims and for a period of one year following the resignation date, to not solicit any of our licensors or customers or any licensee of our products, in each case that is known to Mr. Drajeske, with respect to any business, products or services that are competitive to the products or services offered by us or under development as of the resignation date. In addition, Mr. Drajeske agreed to not solicit any of our employees for a period of two years following the resignation date.

We entered into an employment letter agreement with Lori H. Bush, our Chief Operating Officer, effective as of October 1, 2006. Pursuant to the agreement, Ms. Bush is paid an annual base salary in the amount of $250,000 and was granted an option to purchase up to 250,000 shares of our common stock, vesting every six months, in six equal semi-annual installments, with the first installment vesting on April 1, 2007. This option expires on December 21, 2016. Ms. Bush is eligible to receive options to purchase up to an additional 250,000 shares of our common stock upon the achievement by the company of certain milestones. Upon termination of the employment relationship by us without cause or by Ms. Bush for good reason (each as defined in the employment agreement), we are obligated to pay Ms. Bush a severance benefit equal to six months of her then-current base monthly salary.

401(k) Plan

Effective June 30, 2005, we implemented a 401(k) defined contribution plan, which includes a matching contribution from us. Matching contributions totaled $33,790 for 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding stock option awards held by the named executive officers as of December 31, 2006. We have not granted any stock awards to our named executive officers, nor have we granted any option awards under an “equity incentive plan” to our named executive officers, as that term is defined under Regulation S-B 402(a)(5)(iii).

			Equity
			Incentive Plan
			Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option
	Options	Options	Unearned	Exercise	Option
	(#)	(#)	Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date
(a)	(b)	(c)	(d)	(e)	(f)

R. Stephen Beatty	324,000	—	—	$1.00	06/30/2013
	100,000	—	—	$1.00	8/1/2012
	180,000	—	—	$1.50	7/1/2011
	20,000	—	—	$0.70	06/30/2011
	20,000	—	—	$0.70	03/31/2011
	80,000	—	—	$0.70	12/14/2009
Timothy J. Falla	180,000	—	—	$1.00	06/30/2013
	100,000	—	—	$1.00	08/01/2012
	100,000	—	—	$1.50	06/15/2011
	50,000 (1)			$0.25	7/1/2013
David S. Drajeske	120,000	—	—	$1.80	10/15/2009
	44,444	—	—	$1.85	10/15/2009
David H. Kirske	22,222	27,778 (2)	—	$1.50	08/11/2015
	150,000	30,000 (3)	—	$1.80	08/12/2014

(1)	This award is a warrant to purchase shares of our common stock granted to Dr. Falla in connection with his employment agreement, as described above in the section titled “Executive Employment Agreements and Termination of Employment Arrangements.”

(2)	The shares underlying this unvested option vest as follows: 1,389 shares vest monthly through August 11, 2008.

(3)	The shares underlying this unvested option vest as follows: 30,000 shares will vest on May 31, 2007.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock as of March 19, 2007 by:

•	each stockholder known to us to be a beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). Shares subject to options, warrants and securities convertible into common stock that are exercisable as of March 19, 2007 or within 60 days thereof are deemed outstanding for the purposes of computing the number of shares beneficially owned and the percentage ownership of the person holding such options, warrants or convertible securities but are not deemed outstanding for the purpose of computing the beneficial ownership of any other person. This table is based on information supplied to us by our officers, directors and principal stockholders. As of March 19, 2007, there were 22,788,863 shares of common stock outstanding.

Unless otherwise noted, the address of each beneficial owner is: c/o Helix BioMedix, Inc., 22118 20th Avenue S.E., Suite 204, Bothell, Washington 98021.

	Number of Shares	Percentage of
	of Common Stock	Outstanding
Name of Beneficial Owner	Beneficially Owned	Common Stock

Frank T. Nickell(1)	6,751,535	29.3%
R. Stephen Beatty(2)	838,987	3.6%
Timothy J. Falla, Ph.D.(3)	430,000	1.9%
David S. Drajeske(4)	164,444	*
David H. Kirske(5)	179,166	*
Weston Anson(6)	28,750	*
Randall L-W. Caudill, D. Phil.(7)	378,750	1.6%
Richard M. Cohen(8)	28,750	*
John C. Fiddes, Ph.D.(9)	60,000	*
Jeffrey A. Miller, Ph.D.(10)	338,737	1.5%
David M. O’Connor(11)	28,750	*
Barry L. Seidman(12)	1,987,083	8.4%
Daniel O. Wilds(13)	73,750	*
Directors and officers as a group (12 persons)(14)	4,378,973	16.9%

*	Indicates beneficial ownership is less than 1% of the class.

(1)	Mr. Nickell’s address is 320 Park Avenue, 24th Floor, New York, NY 10022. Includes 4,250,000 shares of common stock held by RBFSC, Inc., of which Mr. Nickell is president and a director, and 225,000 shares of common stock issuable pursuant to warrants held by RBFSC, Inc.

(2)	Includes 724,000 shares of common stock issuable pursuant to options held by Mr. Beatty.

(3)	Includes 380,000 shares of common stock issuable pursuant to options and 50,000 shares of common stock issuable pursuant to a warrant held by Dr. Falla.

(4)	Includes 164,444 shares of common stock issuable pursuant to options held by Mr. Drajeske. Mr. Drajeske’s employment terminated effective on October 15, 2006 and these options will terminate on October 15, 2009.

(5)	Includes 179,166 shares of common stock issuable pursuant to options held by Mr. Kirske.

(6)	Includes 28,750 shares of common stock issuable pursuant to options held by Mr. Anson.

(7)	Includes 30,000 shares of common stock issuable pursuant to warrants held by Dr. Caudill; 48,750 shares of common stock issuable pursuant to options held by Dr. Caudill; 250,000 shares of common stock issuable pursuant to warrants held by Dunsford Hill Capital Partners, Inc., a California corporation owned by Dr. Caudill; and 50,000 shares of common stock issuable pursuant to a warrant held by Dr. Caudill’s spouse, of which Dr. Caudill disclaims beneficial ownership.

(8)	Includes 28,750 shares of common stock issuable pursuant to options held by Mr. Cohen.

(9)	Includes 15,000 shares of common stock issuable pursuant to warrants and 45,000 shares of common stock issuable pursuant to options held by Dr. Fiddes.

(10)	Includes 48,750 shares of common stock issuable pursuant to options and 45,000 shares of common stock issuable pursuant to warrants held by Dr. Miller. Includes 100,000 shares of common stock issuable pursuant to warrants held by Katz-Miller, LLC, an Illinois limited liability company of which Dr. Miller is a controlling member and 50% owner.

(11)	Includes 28,750 shares of common stock issuable pursuant to options held by Mr. O’Connor.

(12)	Includes 853,750 shares of common stock issuable pursuant to warrants held by ABC Investment Group, of which Mr. Seidman is the managing director. Also includes 43,750 shares of common stock issuable pursuant to options and 47,500 shares of common stock issuable pursuant to warrants held by Mr. Seidman.

(13)	Includes 15,000 shares of common stock issuable pursuant to warrants and 48,750 shares of common stock issuable pursuant to options held by Mr. Wilds.

(14)	See footnotes (2), (3) and (5) through (13) above. Includes R. Stephen Beatty, Timothy J. Falla, David H. Kirske, Weston Anson, Randall L-W. Caudill, Richard M. Cohen, John C. Fiddes, Jeffrey A. Miller, David M. O’Connor, Barry L. Seidman and Daniel O. Wilds. Also, includes 6,250 shares of common stock issuable pursuant to warrants held by The Gremlin Group, Inc., a corporation owned by Lori H. Bush.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Dunsford Hill Capital Partners, Inc.

Dunsford Hill Capital Partners, Inc. (“Dunsford Hill”) is owned by Randall L-W. Caudill, D. Phil. Dr. Caudill is a member of our board of directors. Dunsford Hill is a former consultant to us on strategic, management and financial issues. We first entered into a consulting agreement with Dunsford Hill in October 2000. Under this agreement, we issued to Dunsford Hill a warrant to purchase up to 80,000 shares of common stock at $1.50 per share, which was fully vested upon grant. This warrant expires on November 27, 2011. The original consulting agreement has been amended and extended by subsequent agreements which extend the term of the original agreement and provide for additional compensation. Under the May 30, 2001 Amended and Restated Consulting Agreement with Dunsford Hill, we paid additional compensation in the form of warrants to purchase an aggregate of up to 120,000 shares of common stock at $1.50 per share, thereby eliminating certain conditions precedent that were contained in the earlier agreement. These warrants were fully vested upon grant and expire on May 30, 2011. Under the August 15, 2002 Second Amended and Restated Consulting Agreement, we agreed to make cash payments totaling $72,000 payable in installments and issue warrants to purchase up to 50,000 shares of common stock at the lower of $1.50 or the price of the next equity financing; a warrant to purchase 50,000 shares of common stock at $1.00 per share was issued to Dunsford Hill in accordance with this provision and was fully vested upon issuance. This warrant expires on August 15, 2012. We did not pay any consideration under the agreements described in this paragraph in 2005 or 2006.

Relationship with Ralph Katz

Ralph Katz served on our board of directors from December 2000 until his resignation in May 2002. From October 2002 through March 2004 we engaged Mr. Katz as a consultant to provide professional services in the areas of strategic and financial planning. In return for services performed, he was issued a warrant to purchase up to 100,000 shares of our common stock at an exercise price of $1.00 per share, which was fully vested upon issuance. This option expires on October 1, 2012.

In August 2004, we engaged Mr. Katz to advise us regarding financing initiatives, to identify and develop out-licensing opportunities and to design and implement an investor relations program. Pursuant to that agreement Mr. Katz was granted an option to purchase up to 75,000 shares of our common stock, with an exercise price of $1.80; 25,000 shares thereunder were fully vested upon grant, and 50,000 shares vested one year later. This option expires on August 12, 2009. In addition to the foregoing and in connection with the same services, Mr. Katz was granted an option to purchase up to 25,000 share of our common stock at $2.00 per share, which was fully vested upon grant. This option expires on March 17, 2009. No consideration was paid to Mr. Katz under the agreement described in this paragraph in 2005 or 2006.

Relationship with University of British Columbia

We entered into a License Agreement (“License”) with the University of British Columbia (“UBC”) commencing October 1, 2001 (the “Commencement Date”) whereby UBC granted us an exclusive, worldwide license to use and sublicense certain defined “Technology” and any improvements within a specified field of use and including the right to manufacture, distribute and sell products utilizing the Technology. The License terminates on October 1, 2021 or upon the expiration of the last patent applied for and obtained pursuant to certain provisions of the License, unless terminated earlier in accordance with the terms of the License. Dr. Robert E.W. Hancock, Ph.D., a member of our Scientific Advisory Board, is the lead investigator and inventor of the UBC patents and patent applications. The Technology is comprised primarily of three broad patents for antimicrobial peptides and related methods of use. The License extends to our affiliates. In exchange for the exclusive, worldwide license granted under the License, we agreed to pay UBC a royalty of 3.5% of revenue generated from the Technology and any improvements related thereto. We agreed to pay graduated minimum annual royalties of $10,000 upon the fifth anniversary, $20,000 upon the 6th anniversary, and $25,000 upon the 7th and all subsequent anniversaries of the Commencement Date. As called for by the License, we issued to UBC or its assigns 97,500 shares of our common stock, options to purchase up to 152,500 common shares at $1.50 per share, and $61,391 in cash, such cash payment constituting reimbursement of UBC for expenses related to the licensed patents. The options have a term of ten years and were fully vested upon grant. The agreement also requires us to reimburse UBC for all further costs incurred with respect to the patents, including maintenance fees.

Relationship with Katz-Miller Ventures, LLC

Katz-Miller Ventures, LLC (“Katz-Miller”) is a former consultant to us. The principal members of Katz-Miller are Ralph Katz and Jeffrey A. Miller, Ph.D. Mr. Katz is a former director and Dr. Miller is one of our current directors. We first entered into a consulting agreement with Katz-Miller on October 1, 1999. In May 2001, we entered into an Amended and Restated Consulting Agreement with Katz-Miller. The Amended and Restated Consulting Agreement modifies the terms of compensation for services rendered under the prior agreement by providing for a cash payment of $80,000, a short term loan of $80,000, and issuance of warrants to purchase shares of common stock as follows: (i) up to 50,000 at $1.50 per share; (ii) up to 50,000 at $3.00 per share; (iii) up to 50,000 at $4.50 per share; and (iv) up to 50,000 at $6.00 per share. All warrants were fully vested upon issuance and will expire on June 30, 2011. In the aggregate under the consulting agreements described in this paragraph, we have paid Katz-Miller $80,000 and issued Katz-Miller 280,000 shares of our common stock and 200,000 warrants as described above. We did not pay any consideration under the consulting agreements described in this paragraph in 2005 or 2006. See also “Relationship with Ralph Katz” above.

Relationship with Paisley Group, LLC

Carlyn J. Steiner, who served as a member of our board of directors from December 2000 until April 2004, controls the activities of the Paisley Group, LLC. The Paisley Group has provided us with financial consulting services, including consulting in conjunction with our 2001 private placement of convertible debt and detachable common stock warrants. We first entered into a consulting agreement with the Paisley Group in October 2000. Under this agreement, we issued to the Paisley Group a warrant to purchase up to 80,000 shares of common stock at $1.50 per share, which was fully vested upon grant. This warrant expires on November 27, 2011. The original consulting agreement has been amended and extended by subsequent agreements, which extend the term of the original agreement and provide for additional compensation. Under the May 30, 2001 Amended and Restated

Consulting Agreement with the Paisley Group, we agreed to pay additional compensation in the form of warrants to purchase an aggregate of 120,000 shares of common stock at $1.50 per share, thereby eliminating certain conditions precedent that were contained in the earlier agreement. These warrants were fully vested upon grant and expire on May 30, 2011. Under the August 15, 2002 Second Amended and Restated Consulting Agreement, we agreed to cash payments totaling $72,000 payable in installments and warrants to purchase up to 100,000 shares of common stock at the lower of $1.50 or the price of the next equity financing; a warrant to purchase 100,000 shares of common stock at $1.00 per share was issued to the Paisley Group in accordance with this provision and was fully vested upon issuance. This warrant expires on August 15, 2012. We did not pay any consideration under the agreements described in this paragraph in 2005 or 2006.

Relationship with Robert E.W. Hancock, Ph.D.

On June 18, 2001, we entered into a consulting agreement with Dr. Robert E.W. Hancock, Ph.D. Under this agreement, Dr. Hancock was engaged to serve as a member of our Scientific Advisory Board for a period of three years, as an expert consultant in the area of antimicrobial peptides. Additionally, under this agreement Dr. Hancock was engaged to assist us in our efforts to license certain intellectual property from the University of British Columbia. Dr. Hancock is the lead investigator and inventor of the UBC patents and patent applications. We entered into a license agreement with UBC in October 2001, as described above. Pursuant to the June 18, 2001 agreement, we paid $2,000 to Dr. Hancock for each month of services thereunder, or $86,000 in the aggregate, $24,000 of which was paid for services provided in 2004. Also pursuant to this agreement, we granted Dr. Hancock warrants to purchase: (i) up to 10,000 shares of common stock at $1.50 per share, which warrant expires on June 19, 2011; (ii) up to 10,000 shares of common stock at $1.00 per share, which warrant expires on June 1, 2012; (iii) up to 10,000 shares of common stock at $1.00 per share, which warrant expires on June 1, 2013; and (iv) up to 250,000 shares of common stock at $1.50 per share, which warrant expires on June 18, 2011 and was issued in consideration for Dr. Hancock’s efforts in connection with the execution of the agreement with UBC described above. Each warrant to purchase up to 10,000 shares described in this paragraph was fully vested upon grant, and the warrant to purchase up to 250,000 shares has vested in full.

On January 17, 2005, we entered into a new agreement with Dr. Hancock under which he served on our Scientific Advisory Board and in a consulting capacity. This agreement terminates on December 31, 2008 unless terminated earlier in accordance with its terms. Either party on 10 days’ written notice may terminate it at any time. Pursuant to this agreement, we agreed to pay Dr. Hancock $2,000 per month for each month of services provided in 2005 and paid Dr. Hancock $24,000 for those services. Also pursuant to this agreement, we granted Dr. Hancock an option to purchase up to 30,000 shares of common stock at $1.85 per share. This option vests quarterly in equal installments over a three-year period, commencing January 18, 2005, and the option expires on January 18, 2015.

On July 1, 2006, we entered into a new agreement with Dr. Hancock under which he serves on our Scientific Advisory Board and in a consulting capacity. This agreement terminates on July 1, 2007 unless terminated earlier in accordance with its terms. It may be terminated at any time by either party on 10 days’ written notice. Pursuant to this agreement, we agreed to pay Dr. Hancock $2,000 per month for each month of services provided in 2006, and paid Dr. Hancock $12,000 for those services.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders. Directors hold office until the end of their terms or until their successors have been duly elected and qualified. Three Class I directors will be elected at the annual meeting to hold office until the 2010 annual meeting of stockholders or until their respective successors are elected and qualified.

Our board of directors has nominated Randall L-W. Caudill, Richard M. Cohen and Barry L. Seidman for election as Class I members of the board of directors.

Unless otherwise directed, the persons named in the proxy intend to vote all proxies for the election of Randall L-W. Caudill, Richard M. Cohen and Barry L. Seidman to the board of directors. Each of Dr. Caudill and Messrs. Cohen and Seidman has consented to serve as members of our board of directors if elected. If, at the time of the annual meeting, Dr. Caudill, Mr. Cohen or Mr. Seidman is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate or candidates designated by the board of directors. The board of directors has no reason to believe that Dr. Caudill, Mr. Cohen or Mr. Seidman will be unable or will decline to serve as a director.

Our board of directors unanimously recommends that you vote FOR the election of Randall L-W. Caudill, Richard M. Cohen and Barry L. Seidman as Class I members of our board of directors.

The names of our current directors and the nominees and certain information about them are set forth below.

		Director	Directorship
Name	Age	Since	Term/Class*	Committee Memberships

Weston Anson	64	2006	2009/III	None
R. Stephen Beatty	57	1999	2009/III	None
Randall L-W. Caudill, D. Phil.	60	2001	2007/I	Audit Committee; Governance Committee
Richard M. Cohen	56	2005	2007/I	Audit Committee; Compensation Committee
John C. Fiddes, Ph.D.	55	2003	2008/II	Compensation Committee; Governance Committee
Jeffrey A. Miller, Ph.D.	58	2000	2008/II	Compensation Committee; Governance Committee
David M. O’Connor	71	2006	2008/II	None
Barry L. Seidman	61	2004	2007/I	Compensation Committee
Daniel O. Wilds	58	2003	2008/II	Audit Committee; Compensation Committee

*	Terms expire as of the date of our annual stockholder meeting in the year indicated.

Weston Anson has served as a member of our board of directors since March 2006. Mr. Anson is the chairman of CONSOR, an intellectual asset consulting firm specializing in trademark, patent and copyright licensing, valuations and expert testimony. He served for six years as Vice President of the Licensing Industry Merchandisers’ Association and is a lifetime member of the Board of Advisors. He is also the immediate past Co-Chair of the ABA Trademark Licensing Sub-committee and is the newly appointed Co-Chair of the Asset Sales Committee for the American Bankruptcy Institute. An active member of the Licensing Executives Society, he is past Chairman of the Valuation Committee; the Internet Licensing E-Commerce Committee; and the Trademark Licensing Committee. He is currently on the International Board of LES. Mr. Anson holds an M.B.A. (honors) from Harvard University.

R. Stephen Beatty has served as our President and Chief Executive Officer and as a member of our board of directors since May 1999. Prior to joining us, Mr. Beatty established and operated Beatty Finance, Inc., a private financial services company. Mr. Beatty is currently President and a director of Beatty Finance but does not have day-to-day responsibilities in those capacities. Mr. Beatty holds a B.S. in Mathematics from the University of South Alabama and an M.B.A. from the University of New Orleans.

Randall L-W. Caudill, D. Phil., has served as a member of our board of directors since December 2001. Dr. Caudill is the founder and president of Dunsford Hill Capital Partners, Inc., a financial consulting firm serving early-stage health care and technology companies. Dr. Caudill currently serves on the boards of directors of VaxGen Inc., a publicly traded biopharmaceutical company focused on the development, manufacture and commercialization of biologic products for the prevention and treatment of human infectious disease; SCOLR Pharma, Inc., a publicly traded biopharmaceutical company focusing on the controlled release of pharmaceuticals and nonprescription supplements; and Ramgen Power Systems, Inc., a company committed to the development of high performance compressor and expander products and components based upon advanced supersonic technology principles and practices, as well as a number of not-for-profit entities. He received a master’s degree in public and private management from Yale University and a doctoral degree of philosophy from Oxford University, where he was a Rhodes Scholar.

Richard M. Cohen has served as a member of our board of directors since December 2005. Since 1996, Mr. Cohen has been the President of Richard M. Cohen Consultants, a financial services consulting company that assists public and private companies with their corporate finance and corporate governance needs. In addition, since 2003 Mr. Cohen has served as a director of Dune Energy, Inc., a publicly traded oil and gas exploration and production company for which he served as Chief Financial Officer from November 2003 to April 2005. Currently, Mr. Cohen is the Chief Financial Officer of Baseline Oil and Gas Corp., a publicly traded company with interests in oil and gas investments. Mr. Cohen is a Certified Public Accountant (New York State). He received a B.S. from the University of Pennsylvania (Wharton) and an M.B.A. from Stanford University.

John C. Fiddes, Ph.D has served as a member of our board of directors since March 2003. Since January 2005, Dr. Fiddes has served as a consultant to a number of biotechnology companies. Prior to that, Dr. Fiddes was the Vice President of Research, Health Care, for Genencor International, Inc., a diversified biotechnology company that develops products and services for the bioproducts and health care markets, from June 2003 to December 2005. Dr. Fiddes served as the Chief Executive Officer of Tao Biosciences, LLC from March 2002 to December 2002. From 1994 until September 2001, Dr. Fiddes held executive positions at IntraBiotics Pharmaceuticals, Inc., a biopharmaceutical company developing antibacterial and antifungal products for the treatment and prevention of serious infectious diseases, serving as Vice President of Research and Development and subsequently Chief Technical Officer and Vice President of Preclinical Research. Dr. Fiddes holds a B.S. in Molecular Biology from the University of Edinburgh and a Ph.D in Molecular Biology from King’s College at Cambridge University. He did postdoctoral research as a Research Fellow at the University of California, San Francisco.

Jeffrey A. Miller, Ph.D has served as a member of our board of directors since December 1999. He is the Chief Executive Officer of Capital Market Research and New Arc Investments, Inc. Dr. Miller has advised venture capital investors for the last six years. He is a principal in Katz-Miller Ventures, LLC, which provided financial consulting services to us in the past. Dr. Miller holds a B.A. in Political Science from Bowling Green State University and a Ph.D in Political Science from the University of Michigan.

David M. O’Connor has served as a member of our board of directors since March 2006. Since 1998, Mr. O’Connor has been a consultant with Westfield Consultants Group, an independent business consulting firm. From 1992 to 1998, Mr. O’Connor was the President and a member of the Board of Directors of Merle Norman Cosmetics International, and prior to that he served as an executive officer of InterCare Medical Group & Emergency Department Physicians Medical Group, Visage Beauté Cosmetics, and Merle Norman Cosmetics, Inc. In addition, Mr. O’Connor served as the Chairman of the Board of Directors of the Robert F. Kennedy Medical Center and as President and a member of the Board of Directors of the Beauty Industry West Trade Association. Mr. O’Connor holds a B.S. from the University of Oregon and an M.H.A. from the University of Southern California.

Barry L. Seidman has served as a member of our board of directors since November 2004. Mr. Seidman has served as Chairman of the Board of Pax Holding Corporation, a full-service options, stock and futures clearing firm, since May 2001. For the preceding ten years, Mr. Seidman was an independent consultant in the securities industry. In prior years, Mr. Seidman was President and Chief Operating Officer of First Options of Chicago and a Partner of

Spear Leeds and Kellogg. He also served in various positions at The Options Clearing Corporation, culminating as First Vice President of National Operations. In the past he has served on the Board of Governors of the Philadelphia Stock Exchange and on the board of directors of The Options Clearing Corporation. Mr. Seidman is a graduate of St. John’s University with a B.S. in accounting.

Daniel O. Wilds has served as a member of our board of directors since December 2002. Mr. Wilds currently serves as President, Chief Executive Officer and a director of SCOLR Pharma, Inc., a publicly traded biopharmaceutical company focusing on the controlled release of pharmaceuticals and nonprescription supplements. From 1998 until 2003 he served as President of Northwest Biotherapeutics, Inc., a company focused on discovering, developing and commercializing immunotherapy products that generate and enhance immune system responses to treat cancer. Mr. Wilds was President and Chief Executive Officer of Shiloov Biotechnologies (USA), Inc. from July 1997 to January 1998. Mr. Wilds holds a B.A. in Public Administration from California State University, Los Angeles and an M.B.A. from Northwestern University.

Information on Committees of the Board of Directors and Meetings

The board of directors has determined that, after consideration of all relevant factors, each of Weston Anson, Randall L-W. Caudill, Richard M. Cohen, John C. Fiddes, Jeffrey A. Miller, David O’Connor, Barry L. Seidman and Daniel O. Wilds, constituting a majority of our board of directors, and George A. Murray, who retired from our board of directors in May 2006, qualify as “independent” directors as defined under applicable rules of The NASDAQ Stock Market, Inc. and that such directors do not have any relationship with us that would interfere with the exercise of their independent business judgment.

During fiscal year 2006, there were five meetings of the board of directors. All directors are expected to attend each meeting of the board of directors and the committees on which he serves. Mr. Seidman attended fewer than 75% of the aggregate of the total number of meetings of the board of directors and committees thereof on which he served during 2006. No other director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors and committees thereof, if any, upon which such director served during the period for which he was a director or committee member during 2006. Our independent directors intend to meet in executive sessions during 2007.

Audit Committee

The audit committee has been appointed by the board of directors to oversee our accounting and financial reporting processes and audits of our financial statements. The audit committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Among other responsibilities, the audit committee pre-approves all auditing and permissible non-auditing services of our independent registered public accounting firm; reviews the audited financial statements with management; obtains, reviews and discusses reports from our independent registered public accounting firm; reviews major proposed changes to our accounting and auditing policies suggested by our independent registered public accounting firm; assesses the independence of our independent registered public accounting firm; reviews and discusses with management and our independent registered public accounting firm the adequacy of our internal controls, internal audit procedures and disclosure controls and procedures; reviews and approves any related-party transactions as requested by the board of directors; and reviews the audit committee charter, a current copy of which is posted on our website at www.helixbiomedix.com in the Corporate Governance section.

The audit committee of our board of directors currently comprises Randall L-W. Caudill, Richard M. Cohen and Daniel O. Wilds. George A. Murray served on the audit committee during 2006 until his retirement from the board of directors in May 2006. The board of directors has determined that, after consideration of all relevant factors, each member of the audit committee qualifies as an “independent” director under applicable Nasdaq and SEC rules. Each member of the audit committee is able to read and understand fundamental financial statements, including our balance sheets, statements of operations and statements of cash flow. Further, no member of the audit committee has participated in the preparation of our financial statements at any time during the past three years. The board of directors has designated Mr. Cohen as the “audit committee financial expert” as defined under applicable

SEC rules. Mr. Cohen possesses the requisite “financial sophistication” required under applicable Nasdaq rules. The audit committee held four meetings during 2006.

Compensation Committee

As described below, the compensation committee evaluates the compensation of our executive officers to ensure that they are compensated effectively and in a manner consistent with our stated compensation policies, internal equity considerations and competitive practices. The compensation committee also evaluates and makes recommendations regarding director compensation and administers our stock option plan. The committee is governed by a charter approved by the board of directors and posted on our website at www.helixbiomedix.com in the Corporate Governance section. In accordance with its charter, the committee may engage outside advisors, such as compensation consultants. To date, outside advisors have not been engaged to make determinations or recommendations concerning executive or director compensation.

The compensation committee of our board of directors currently comprises Richard M. Cohen, John C. Fiddes, Jeffrey A. Miller, Barry L. Seidman and Daniel O. Wilds. The board of directors has determined that each member of the compensation committee (a) is a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (b) satisfies the requirements of an “outside director” for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended, and (c) is an “independent director” under applicable Nasdaq rules. The compensation committee held three meetings during 2006.

Authority and Responsibility

The principal responsibilities of the compensation committee include the following:

•	Review and approve all compensation for our chief executive officer, including incentive-based and equity-based compensation.

•	Review and approve annual performance objectives and goals relevant to compensation for our chief executive officer and evaluate the performance of our chief executive officer in light of these goals and objectives.

•	Consider, in determining the long-term incentive component of compensation for our chief executive officer, our performance, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to our chief executive officer in past years.

•	Review and approve incentive-based or equity-based compensation plans in which our executive officers participate, and review and approve salaries, incentive and equity awards for other executive officers.

•	Approve all employment, severance, or change-in-control agreements, special or supplemental benefits, or provisions including the same, applicable to executive officers.

•	Review and propose to the board of directors from time to time changes in director and committee member compensation and director retirement policies.

Compensation Goals

The compensation committee directs a company-wide compensation policy designed to attract and retain executives and directors who will enhance shareholder value through effective design and execution of our business plan.

Specifically, the committee has established the following goals:

•	Attract and retain the talent necessary for our business success;

•	Recognize the individual experience of our employees and their contributions to our growth and other goals;

•	Consider compensation levels at comparable companies in order to maintain our competitiveness in relevant labor markets; and

•	Establish and maintain focus on stockholder value by aligning the interests of our executive officers with the long-term interests of our stockholders through a mix of long- and short-term incentives, which involve downside risk as well as upside potential.

Components of Executive Compensation

The compensation committee believes that the compensation levels of our executive officers should consist of a combination of the following fixed and variable elements:

•	base salaries that are commensurate with those of executives of comparable biotechnology companies;

•	cash bonus opportunities based on achievement of objectives set by (i) the compensation committee, with respect to our chief executive officer, and (ii) our chief executive officer in consultation with the compensation committee, with respect to our other executive officers; and

•	equity-related incentive compensation, which is intended to align management and stockholder interests.

In general, the committee considers the following factors when determining the compensation of our executive officers:

•	our performance against long-range business plans and strategic initiatives;

•	our financial performance;

•	the individual performance of each executive officer;

•	other relevant factors, such as the overall labor market for qualified executives in the biotechnology industry and the overall economic conditions both in the biotechnology industry and the country as a whole; and

•	historical cash and equity compensation levels.

Cash Compensation

The 2006 base salaries for Dr. Falla and Messrs. Beatty, Drajeske and Kirske were set by the compensation committee in the manner discussed in the notes to the Summary Compensation Table included in the section titled “Compensation of Executive Officers” above.

The 2006 annual base salary for Lori H. Bush, whom we appointed as our Chief Operating Officer effective October 1, 2006, was $250,000, as set forth in her employment letter agreement with us. We paid Ms. Bush $62,500 in base salary for the period during which she was employed by us in 2006.

The level of base salary for each executive officer was determined by reference to executive officers’ salaries at similarly situated companies.

The committee elected not to pay bonuses to our executive officers with respect to 2006.

Equity Compensation

The compensation committee administers and authorizes grants and awards to our executive officers made under our 2000 Stock Option Plan. Options are generally granted under the stock option plan at the then-current market price and are generally subject to vesting periods to encourage employees to remain with us.

The stock option plan is intended to provide incentives to executive officers to meet our goals, maximize stockholder value and encourage retention. The committee elected not to grant additional equity compensation to our executive officers in 2006, with the exception of Ms. Bush. Before her appointment as Chief Operating Officer, Ms. Bush provided consulting services to us through her wholly owned consulting company, The Gremlin Group, Inc., and in May 2006 we granted a warrant to purchase up to 25,000 shares of our common stock to The Gremlin Group in connection with such services. This warrant ceased to vest upon Ms. Bush’s appointment as Chief Operating Officer, and a total of 6,250 shares are now vested and exercisable. In connection with her appointment as Chief Operating Officer, we granted Ms. Bush an option to purchase up to 250,000 shares of our common stock, vesting every six months, in six equal installments, with the first installment vesting on April 1, 2007. This option expires on December 21, 2016. Ms. Bush is eligible to receive options to purchase up to an additional 250,000 shares of our common stock upon the achievement by our company of certain milestones.

Governance Committee

The governance committee is responsible for developing criteria for selection, appointment and removal of directors, evaluating and recommending nominees for our board of directors, developing and adopting codes of conduct and ethics for our employees and directors, and providing oversight in the evaluation of board members and each committee. The governance committee of our board of directors currently comprises Randall L-W. Caudill, John C. Fiddes and Jeffrey A. Miller. The board of directors has concluded that each of the members of the governance committee is an “independent director” under applicable Nasdaq rules. The governance committee held one meeting during 2006.

In 2003, the governance committee approved a Code of Ethics for our chief executive officer, chief financial officer, principal accounting officer or controller, or persons performing similar functions, and a Code of Business Conduct applicable to all employees and directors. The Code of Ethics and Code of Business Conduct are posted on our website at www.helixbiomedix.com in the Corporate Governance section. Any amendments to or waivers from the Code of Ethics will be promptly posted on our website. The governance committee’s charter is also posted on our website at www.helixbiomedix.com in the Corporate Governance section.

Director Nomination Process

The governance committee’s goal is to assemble a board of directors that brings to us a variety of perspectives and skills derived from high-quality business and professional experience. In making its recommendations, the governance committee will consider such factors as it deems appropriate to assist in developing a board of directors and committees that are diverse in nature and comprise experienced and seasoned advisors. These factors may include judgment, knowledge, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, including experience in biotechnology, business, finance, administration or public service, the interplay of a candidate’s experience with the experience of other board members, familiarity with national and international business matters, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members and the extent to which a candidate would be a desirable addition to the board of directors and any committees of the board of directors. In addition, directors are expected to be able to exercise their best business judgment when acting on our behalf and our stockholders, act ethically at all times and adhere to the applicable provisions of our Code of Business Conduct.

Other than consideration of the foregoing, there are no stated minimum criteria, qualities or skills for director nominees, although the governance committee may also consider such other factors as it may deem are in our best interests and the best interests of our stockholders. The governance committee does, however, believe it appropriate for at least one, and preferably more than one, member of the board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the board of directors meet the definition of “independent director” under Nasdaq rules.

The governance committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining a new perspective. The governance committee will also take into account an incumbent director’s performance as a board member. If any member of the board of directors does not wish to continue in service or if the governance committee or the board of directors decides not to re-nominate a member for reelection, or if the governance committee decides to recommend that the size of the our board of directors be increased, the governance committee will identify the desired skills and experience of a new nominee in light of the criteria described above. Current members of the governance committee, other members of the board of directors and management are polled for suggestions as to individuals meeting the criteria of the governance committee. Research may also be performed to identify qualified individuals.

It is the policy of the governance committee to consider recommendations of potential director candidates that are submitted by stockholders. The governance committee will evaluate stockholder recommendations for director candidates in the same manner that it evaluates recommendations for director candidates made by management, then-current directors or other sources. Stockholder recommendations of candidates for the board of directors must be in writing and include a signed statement by the proposed nominee that he or she is willing to serve as our director, a description of the nominee’s relationship to the stockholder and any information that the stockholder feels will fully inform the board of directors about the proposed nominee and his or her qualifications. A copy of the full text of the bylaw provisions applicable to director nominations may be obtained by writing to our Corporate Secretary. For additional information and requirements, see “Stockholder Proposals and Nominations” below.

To date, we have not engaged third parties to identify, evaluate or assist in identifying potential director candidates, although we may in the future retain a third-party search firm, if appropriate. We did not receive any recommendations from stockholders of director candidates for the annual meeting.

Stockholder Communications with the Board of Directors and Board Attendance at Annual Stockholder Meetings

Our stockholders may, at any time, communicate in writing with any member or group of members of our board of directors by sending a written communication to the attention of our Chief Financial Officer by regular mail at our corporate offices, email to dkirske@helixbiomedix.com or facsimile at 425-806-2999, Attention: Chief Financial Officer. Copies of written communications received by the Chief Financial Officer will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of the Chief Financial Officer, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, solicitations, communications that do not relate directly or indirectly to us or our business, or communications that relate to improper or irrelevant topics.

Members of the board of directors are expected to make reasonable efforts to attend our annual stockholder meetings in person. Each member of our board of directors attended our 2006 annual meeting of stockholders.

Director Compensation

In November 2004 we adopted a Non-employee Director Compensation Policy. This policy provides for the following compensation for our non-employee directors:

•	Annual Cash Retainer: $12,500;

•	Annual Stock Option Grant: Nonqualified stock option for 15,000 shares of common stock, vesting quarterly in four equal installments, with a 10-year term and an exercise price equal to the market closing price of our common stock on the date of grant, subject to the terms of our 2000 Stock Option Plan;

•	Meeting Fees: $1,000 for each meeting attended; $500 for each meeting where participation is telephonic;

•	Committee Fees: $1,000 annually for each committee membership; $2,800 annually for the audit committee chairperson;

•	New Member Incentive Grant: Upon first election or appointment, new non-employee directors will be granted a fully-vested nonqualified stock option to purchase 25,000 shares of common stock with a 10-year term and an exercise price equal to the market closing price of our common stock on the date of grant, subject to the terms of our 2000 Stock Option Plan.

The following table sets forth certain information regarding the compensation of our non-employee directors for the fiscal year ended December 31, 2006. Mr. Beatty’s compensation is reflected in the section titled “Compensation of Executive Officers,” and he does not receive additional compensation for his role as a director.

					Nonqualified
	Fees Earned		Option	Non-Equity	Deferred
	or Paid	Stock	Awards	Incentive Plan	Compensation	All Other
	in Cash	Awards	($)	Compensation	Earnings	Compensation	Total
Name	($)	($)	(10)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	$

Weston Anson(1)	11,875	—	24,593	—	—	—	36,468
Randall L-W Caudill, D. Phil.(2)	19,000	—	9,094	—	—	—	28,094
Richard M. Cohen(3)	19,800	—	17,398	—	—	—	37,198
John C. Fiddes, Ph.D(4)	19,000	—	9,094	—	—	—	28,094
Jeffrey A. Miller, Ph.D(5)	19,000	—	9,094	—	—	—	28,094
George A. Murray(6)	3,625	—	—	—	—	—	3,625
David O’Connor(7)	12,375	—	24,593	—	—	—	36,968
Barry L. Seidman(8)	16,500	—	9,094	—	—	—	25,594
Daniel O. Wilds(9)	18,000	—	9,094	—	—	—	27,094

(1)	Mr. Anson held a total of 25,000 options as of December 31, 2006, of which 25,000 were then exercisable. On January 9, 2007, he was granted an option to purchase up to 15,000 shares of common stock at $0.76 per share which will vest quarterly in four equal installments, with the first installment vesting on April 9, 2007.

(2)	Dr. Caudill held a total of 45,000 options as of December 31, 2006, of which 41,250 were then exercisable. On January 9, 2007, he was granted an option to purchase up to 15,000 shares of common stock at $0.76 per share which will vest quarterly in four equal installments, with the first installment vesting on April 9, 2007.

(3)	Mr. Cohen held a total of 25,000 options as of December 31, 2006, of which 25,000 were then exercisable. On January 9, 2007, he was granted an option to purchase up to 15,000 shares of common stock at $0.76 per share which will vest quarterly in four equal installments, with the first installment vesting on April 9, 2007.

(4)	Dr. Fiddes held a total of 41,250 options as of December 31, 2006, of which 37,500 were then exercisable. On January 9, 2007, he was granted an option to purchase up to 15,000 shares of common stock at $0.76 per share which will vest quarterly in four equal installments, with the first installment vesting on April 9, 2007.

(5)	Dr. Miller held a total of 45,000 options as of December 31, 2006, of which 41,250 were then exercisable. On January 9, 2007, he was granted an option to purchase up to 15,000 shares of common stock at $0.76 per share which will vest quarterly in four equal installments, with the first installment vesting on April 9, 2007.

(6)	Mr. Murray retired on March 30, 2006 and his options have expired.

(7)	Mr. O’Connor held a total of 25,000 options as of December 31, 2006, of which 25,000 were then exercisable. On January 9, 2007, he was granted an option to purchase up to 15,000 shares of common stock at $0.76 per share which will vest quarterly in four equal installments, with the first installment vesting on April 9, 2007.

(8)	Mr. Seidman held a total of 40,000 options as of December 31, 2006, of which 36,250 were then exercisable. On January 9, 2007, he was granted an option to purchase up to 15,000 shares of common stock at $0.76 per share which will vest quarterly in four equal installments, with the first installment vesting on April 9, 2007.

(9)	Mr. Wilds held a total of 45,000 options as of December 31, 2006, of which 41,250 were then exercisable. On January 9, 2007, he was granted an option to purchase up to 15,000 shares of common stock at $0.76 per share which will vest quarterly in four equal installments, with the first installment vesting on April 9, 2007.

(10)	The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R, of awards pursuant to the Helix BioMedix, Inc. 2000 Stock Option Plan and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in Note 1 (Summary of Significant Accounting Policies) to our audited financial statements for the fiscal year ended December 31, 2006, under the heading “Stock-Based Compensation” which financial statements are included in our Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 26, 2007.

PROPOSAL NO. 2

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

A proposal will be presented at the annual meeting to ratify the appointment by the audit committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Although ratification is not required by law, the audit committee believes that stockholders should be given this opportunity to express their views on the subject. While not binding on the audit committee, the failure of the stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm by a majority of votes cast, in person or by proxy, would be considered by the audit committee in determining whether to continue the engagement of KPMG LLP. Our audit committee appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2006, and the appointment was ratified by a majority of the votes cast at the 2006 annual meeting of stockholders. KPMG LLP audited our 2006 financial statements and reviewed our 2006 quarterly reports. Our audit committee has reappointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

Representatives of KPMG are expected to attend our annual meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

The following is a summary of the fees billed by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2006 and December 31, 2005:

Audit Fees

Audit fees associated with professional services rendered for the audit of our financial statements, review of the interim financial statements included in our quarterly reports and review of other SEC filings were approximately $148,700 in 2006 and $110,000 in 2005.

Audit-Related Fees

Audit-related fees for related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” were $0 in 2006 and approximately $4,000 in 2005. The 2005 fees related to consultation in connection with the SEC’s comment letter regarding our 2004 Annual Report on Form 10-KSB.

Tax Fees

Tax fees for professional services for tax compliance, tax advice and tax planning services were approximately $3,800 in 2006 and $4,000 in 2005. The 2006 fees related to tax services rendered in connection with the preparation and review of our federal tax return for the year ended December 31, 2005. The 2005 fees related to tax services rendered in connection with the preparation and review of our federal tax return for the year ended December 31, 2004.

All Other Fees

There were no other fees billed for services rendered to us by KPMG LLP, other than those described above, for 2006 or 2005.

Pre-Approval Policy

The audit committee has adopted a pre-approval policy pursuant to which it must pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services do not impair the independent registered public accounting firm’s independence. At each regular meeting of the audit committee, the audit committee receives an update on the status of the pre-approved audit and non-audit services being provided by the independent registered public accounting firm. All of the services of KPMG LLP described above with respect to the 2005 and 2006 fiscal years were pre-approved by the audit committee.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended December 31, 2006, the audit committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with KMPG LLP, the company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended; and

•	received the written disclosure and letter from KPMG LLP the matters required by Independence Standards Board Standard No. 1, and discussed with KPMG LLP its independence.

Based upon these reviews and discussions, the audit committee approved the inclusion of the company’s audited financial statements in its the Annual Report on Form 10-KSB for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Randall L-W. Caudill
Richard M. Cohen
Daniel O. Wilds

Recommendation of the Board of Directors

Our board of directors recommends that the stockholders vote FOR ratification of the appointment of KPMG LLP as our independent public accountant for the fiscal year ending December 31, 2007.

STOCKHOLDER PROPOSALS AND NOMINATIONS

The election of directors and other proper business may be transacted at an annual meeting of stockholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) brought before the meeting by a stockholder pursuant to written notice thereof, in accordance with Section 2.13 of our bylaws, and received by us not fewer than 120 nor more than 150 days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. Any such stockholder notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (A) the name, principal occupation and record address of the stockholder; (B) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of our shares which are beneficially owned by the stockholder; (C) the dates upon which the stockholder acquired such shares and documentary support for any claims of beneficial ownership; and (D) the nature of the proposed business desired to be brought before the meeting, the reasons for conducting such business with reasonable particularity, including, the exact text of the proposal to be presented for adoption and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words, and any material interest of the stockholder in such business. No business shall be conducted at any annual meeting of stockholders except in accordance with these requirements and applicable SEC proxy rules. The chairperson of the meeting of stockholders shall determine whether business has been properly brought before the meeting in accordance with these requirements and, if the facts so warrant, may refuse to transact any business at such meeting that has not been properly brought before the meeting. A copy of the full text of the applicable bylaw provisions may be obtained by writing to our Corporate Secretary.

To be included in our proxy materials mailed to our stockholders, any stockholder proposals to be presented at the 2008 annual meeting of stockholders must be received by our executive offices at 22118 20th Ave. S.E., Suite 204, Bothell, WA 98021, to the attention of the Chief Executive Officer, between November 8, 2007 and December 8, 2007.

OTHER MATTERS

As of the date of this proxy statement, we do not know of other business that will be presented for action at the annual meeting. If any other business requiring a vote of the stockholders should come before the annual meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-KSB

Our Annual Report to Stockholders for the year ended December 31, 2006 (which is not a part of our proxy soliciting materials) is being mailed to our stockholders with this proxy statement. A copy of our Annual Report on Form 10-KSB, without exhibits, is included with the Annual Report to Stockholders and is also available to any stockholder free of charge upon request by writing to Investor Relations at our corporate address.

By Order of the Board of Directors,

R. Stephen Beatty
President and Chief Executive Officer

Bothell, Washington
April 6, 2007

http://www.helixbiomedix.com

? DETACH PROXY CARD HERE ? 1. ELECTION OF CLASS I DIRECTORS The following three Class I directors are to be elected at the Annual Meeting to serve until the 2010 Annual Meeting of Stockholders or until such directors’ successors are elected and qualified. If you wish to withhold authority to vote for any individual nominee, cross out that nominee’s name below: 01 Randall L-W. Caudill FOR all of the nominees listed WITHHOLD AUTHORITY to vote for all 02 Richard M. Cohen (except those names that are nominees listed 03 Barry L. Seidman crossed out) ? 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED In their discretion, the Proxies are entitled to vote upon such other PUBLIC ACCOUNTING FIRM matters as may properly come before the Annual Meeting or any Proposal to ratify the appointment of KPMG LLP to serve as the Company’s independent adjournments thereof. registered public accounting firm for the fiscal year ending December 31, 2007. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES FOR AGAINST ABSTAIN REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE DIRECTORS, “FOR” RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE. Dated: ___, 2007 ___(Signature) ___Please Detach Here (Signature if held jointly) Before Returning it in the Enclosed Envelope You Must Detach This Portion of the Proxy Card (This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned ??promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community both holders should sign.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HELIX BIOMEDIX, INC. PROXY FOR 2007 ANNUAL MEETING OF STOCKHOLDERS May 17, 2007 The undersigned stockholder of Helix BioMedix, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 2007 Annual Meeting of Stockholders of the Company to be held on May 17, 2007 at 8:00 A.M. local time, at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington 98101, and hereby revokes all previous proxies and appoints R. Stephen Beatty or David H. Kirske, or either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner: TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE. (Continued and to be signed on other side.)